Shareholders Meeting May 6, 2016

Safe Harbor Statement “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein, including those relating to market conditions or the Company’s financial results, costs, expenses or expense reductions, profit margins, inventory levels, foreign currency translation rates, liquidity expectations, business goals and sales growth, involve risks and uncertainties, including but not limited to, risks and uncertainties with respect to general economic and currency conditions, various conditions specific to the Company’s business and industry, weather conditions, new housing starts, market demand, competitive factors, changes in distribution channels, supply constraints, effect of price increases, raw material costs, technology factors, integration of acquisitions, litigation, government and regulatory actions, the Company’s accounting policies, future trends, and other risks which are detailed in the Company’s Securities and Exchange Commission filings, included in Item 1A of Part I of the Company’s Annual Report on Form 10-K for the fiscal year ending January 2, 2016, Exhibit 99.1 attached thereto and in Item 1A of Part II of the Company’s Quarterly Reports on Form 10-Q. These risks and uncertainties may cause actual results to differ materially from those indicated by the forward-looking statements. All forward-looking statements made herein are based on information currently available, and the Company assumes no obligation to update any forward-looking statements. 2

Total Company 2015% +(-) Prior Year Sales $925 M (12%) Operating Income(1) $96 M (23%) EPS(1) $1.47 (16%) Water Systems 2015% +(-) Prior Year $708 M (14%) $90 M (27%) Fueling Systems 2015% +(-) Prior Year $217 M (3%) $52 M – 3 (1) After non-GAAP adjustments – see 10-K for reconciliation to GAAP EPS 2015 Financial Performance ($ in millions)

2015 Financial Performance 5 Sales Operating Income(1) Free Cash Flow H1 2015 $473 $41 ($3) % +(-) Prior Year (8%) (40%) H2 2015 $452 $54 $72% +(-) Prior Year (15%) (3%) (1) After non-GAAP adjustments – see 10-K for reconciliation to GAAP EPS ▶ Made necessary mid-year corrections ▶ Free cash flow increased over $100 M compared to 2014 ▶ Third best year in Franklin history for sales, net income, EPS ($ in millions)

24 Consecutive Annual Dividend Payment Increases 6 $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $0.45 1993 1994 1995 1996 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016

Q1 2016 - Consolidated Franklin Electric Co. Inc. 7 Q1 2016 Q1 2015% +(-) Prior Year Sales $218 $226 (3%) Operating Income(1) $22.2 $16.7 + 33% EPS(1) $0.29 $0.32(2) (9%) (1) After non-GAAP adjustments – see 10-K for reconciliation to GAAP EPS (2) Adjusted earnings per share includes approximately $0.10 of benefits from the Pioneer acquisition in 1Q 2015 ($ in millions)

Strategy 8

Strategic Focus 9 Residential, Agricultural, Commercial Water Systems $6.0 B Global Market Potential(1) Complete Fueling Systems $1.2 B Global Market Potential(1) (1) Current Franklin management estimates Strong Brand Franchise #1 or #2 in Addressable Markets Growing Global Footprint Fragmented Customer Base Fragmented Supply Base Mission Critical Products and Systems Applications with High Cost of Downtime Contractors Value Technical Support Deep Understanding of Applications

10 To grow as a global provider of water and fuel systems, through geographic expansion and product line extensions, leveraging our global platform and competency in system design.

Projected World Population 11 Today Source: www.prb.org

Sales in Developing Regions 12 $75 $92 $149 $218 $202 $242 $288 $316 $336 $372 $355 $- $50 $100 $150 $200 $250 $300 $350 $400 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 ($ in millions)

MENA (IMPO) US $ Local 6.1% 18.8% Sales Growth Rates in US $ and Local Currency 13 LATIN AMERICA US $ Local 5.8% SOUTHERN AFRICA US $ Local (7.6%) APAC US $ Local 8.1% 2010-2015 CAGR 19.1% 2.2% 21.4%

Geographic Expansion: Brazil 14 ‘Top Ten’ global GDP 12% of world’s freshwater 2nd largest underground aquifer 400 million hectare of fertile land Sources: SABESP / agricultra.gov.br / cia.gov

Geographic Expansion: Brazil

- 2008 – Acquired Motobombas Schneider
  - Leading producer of surface pumps
    - Residential, Agriculture, Commercial
    - 5,000 active customers
- 2009 – Imported Franklin Brand
  - Addressed premium market
  - Established Field Service

▶ **Today – Franklin holds a leading position in the Brazilian pump market[1]**

- 2014 – Acquired Bombas Leao
  - Leading Brazilian submersible pump brand
  - 50 year heritage
- 2015 – Integrated Bombas Leao
  - Leveraged Schneider and Franklin infrastructure



[1] Source: Government filings

15

Leverage Product Platforms Across Developing Regions 16

Solar Pumping Systems 17 $4,300 $2,700 SubDrive Solar Fhoton System Franklin SubDrive Solar 2012 Fhoton Solar Pumping System 2016 System Cost (Including pump, motor, controller, PV panels, racking) 37%

Product Line Extensions-New Products 18 (1) Sales of products launched last three years 2015 Increased investment in research & development Record number of new products launched Record revenue from new products(1) Focus on high efficiency product and system solutions

COMMERCIALRESIDENTIAL AGRICULTURAL FUELING Product Line Extensions-Drives and Controls 19

Drives & Controls 20 Residential Applications Municipal/Agricultural Applications Benefits to user: • Constant pressure • Better system protection Benefits to user: • Better system protection • Greater efficiency • Lower total cost of ownership $200 $100 $500 $2,200 $1,600 $4,200 ▶ Leverage our application knowledge and expertise ▶ Focus on system solutions increases our revenue per installation

High Efficiency Water Systems 21 89.6% 92.6% 92.8% Present Motor Efficiency Customer Feedback Improvement in Efficiency Recovered Investment Time 20 points 6 months New 6” Motor – Unique High Efficiency Design Expanding to new configurations & ratings

Fueling Systems 22

Fueling Systems 23 $131 $217 2010 2015 Sales 11% Operating Income $22 $52 2010 2015 19% Revenue Growth by Region 2010-2015 CAGR ▲ 16% ▲ 9% DevelopedDeveloping ($ in millions)

Fueling Systems North American Market Rest of World Markets 24 Shell New Global 5 Year Agreement • Now includes complete end-to-end underground fuel system • Expanded to address dealer network of 28,000 branded sites • Introduces new services which enhance safety and reduce total cost of ownership

Fueling Systems 25 • Industry's most powerful complete site quoting tool • Built by Franklin design optimization engineers • Powered by years of petroleum equipment design expertise

Fueling Systems 26 • Premier training, certification, and resource tool for installation and maintenance professionals • Systematic approach to training with a holistic view of the complete system

Capital Allocation 27

Capital Allocation 28 Return to Shareholders $263 CAPEX/R&D $402 Acquisitions $449 Total $1,114 Last 10 Years Debt to EBITDA 1.7 Debt to Total Capital 28% 2015 YE ($ in millions)

Acquisition Timeline 29 20162005 2006 2007 2008 2009 2010 2011 2012 2013 20142004 JBD FUE LI N G FUE LI N G W A TE R 2015

30 2015 Activities Five Installations – 4 Solar Powered • Botswana • Zimbabwe • Sudan • South Africa • India Provided water for 18,000 people. Since inception, Franklin Wells for the World has provided 100,000 people with drinking water.

Shareholders Meeting May 6, 2016